______________________________________________________________________________
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549

                            ____________________

                                  FORM T-1

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER
              THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
              DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                       ______________________________

                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

  NEW YORK                                    13-4941247
(Jurisdiction of Incorporation                (I.R.S. Employer
if not a U.S. national bank)                  Identification n.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                            10006
(Address of principal                         (Zip Code)
executive offices)

                      _________________________________

                                   KEYCORP
             (Exact name of obligor as specified in the charter)


  OHIO                                        34-6542451
(State or other jurisdiction of               (I.R.S. employer
Incorporation or organization)                Identification no.)


127 PUBLIC SQUARE
CLEVELAND, OHIO                               44114
(Address of principal executive offices)      (Zip Code)

                       ______________________________

                         750,000,000 DEBT SECURITIES
                     (Title of the indenture securities)
______________________________________________________________________________

Item   1.  General Information.
           Furnish the following information as to the trustee.

           (a) Name and address of each examining or supervising authority to which it is subject.

           Name                                        Address
           ----                                        -------

           Federal Reserve Bank (2nd District)         New York, NY
           Federal Deposit Insurance Corporation       Washington, D.C.
           New York State Banking Department           Albany, NY

           (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item   2.  Affiliations with Obligor.

           If the obligor is an affiliate of the Trustee, describe each such affiliation.

           None.

Item  16.  List of Exhibits.

           Exhibit 1 - Restated Organization Certificate of Bankers Trust
                       Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 23, 1992 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-48267.

           Exhibit 2 - Certificate of Authority to commence business -
                       Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


           Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                       Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

           Exhibit 4 - Existing By-Laws of Bankers Trust Company, dated as amended on September 21, 1993. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-48267.

           Exhibit 5 - Not applicable.

           Exhibit 6 - Consent of Bankers Trust Company required by Section
                       321(b) of the Act. - Incorporated herein by reference to
                       Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

           Exhibit 7 - A copy of the latest report of condition of Bankers
                       Trust Company dated as of March 31, 1993 - (Copy attached).

                                  SIGNATURE



          Pursuant to the requirements of the Trustee Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of May, 1994.


                                              BANKERS TRUST COMPANY



                                              By:  /s/ Jenna Rossheim
                                                   ----------------------------
                                                   Jenna Rossheim
                                                   Assistant Vice President

Legal Title of Bank:   Bankers Trust Company           Call Date:  12/31/93
Address:               130 Liberty Street              ST-BK:  36-4840
City, State  Zip:      New York, NY 10006              FFIEC 031
FDIC Certificate No.:  |0|0|6|2|3|                                Page RC-1
- -----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                              ---------
                                                                                                                 C400
                                                                                                  ---------------------
                                                                     Dollar Amounts in Thousands  RCFD   Bil  Mil  Thou
- ------------------------------------------------------------------------------------------------  ---------------------
ASSETS                                                                                            /////////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                     /////////////////////
     a.  Noninterest-bearing balances and currency and coin(1)..................................  0081        1,795,000   1.a.
     b.  Interest-bearing balances(2)...........................................................  0071        2,182,000   1.b.
 2.  Securities (from Schedule RC-B)............................................................  0390        5,184,000   2.
 3.  Federal funds sold and securities purchased under agreements to resell in domestic offices   /////////////////////
     of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                         /////////////////////
     a.  Federal funds sold.....................................................................  0276        2,300,000   3.a.
     b.  Securities purchased under agreements to resell........................................  0277          663,000   3.b.
 4.  Loans and lease financing receivables:                                                       /////////////////////
                                                                        -------------------------
     a.  Loans and leases, net of unearned income (from Schedule RC-C)    RCFD 2122   18,056,000  /////////////////////   4.a.
     b.  LESS:  Allowance for loan and lease losses...................    RCFD 3123    1,249,000  /////////////////////   4.b.
     c.  LESS:  Allocated transfer risk reserve.......................    RCFD 3128            0  /////////////////////   4.c.
                                                                        ------------------------- /////////////////////
     d.  Loans and leases, net of unearned income,                                                /////////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c)....................................  2125       16,807,000   4.d.
 5.  Assets held in trading accounts............................................................  2146       30,384,000   5.
 6.  Premises and fixed assets (including capitalized leases)...................................  2145          687,000   6.
 7.  Other real estate owned (from Schedule RC-M)...............................................  2150          261,000   7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...  2130          181,000   8.
 9.  Customers' liability to this bank on acceptances outstanding...............................  2155          455,000   9.
10.  Intangible assets (from Schedule RC-M).....................................................  2143           10,000  10.
11.  Other assets (from Schedule RC-F)..........................................................  2160        7,225,000  11.
12.  Total assets (sum of items 1 through 11)...................................................  2170       68,134,000  12.
                                                                                                  ---------------------

- ------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   Bankers Trust Company             Call Date:  12/31/93
Address:               130 Liberty Street                ST-BK:  36-4840
City, State  Zip:      New York, NY  10006               FFIEC 031
     FDIC Certificate No.:  0 0 6 7 3                               Page RC-2
                       - - - - -


SCHEDULE RC--CONTINUED

                                                                                                  ----------------------
                                                                     Dollar Amounts in Thousands  ///////// Bil Mil Thou
- ------------------------------------------------------------------------------------------------  ----------------------
LIABILITIES                                                                                       //////////////////////
13.  Deposits:                                                                                   //////////////////////
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)......  RCON 2200    9,397,000  13.a.
                                                                         -----------------------
         (1)  Noninterest-bearing(1)....................................  RCON 6631    3,250,000  //////////////////////  13.a.(1)
         (2)  Interest-bearing..........................................  RCON 6636    6,147,000  //////////////////////  13.a.(2)
                                                                         -----------------------
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,       //////////////////////
         part II)...............................................................................  RCFN 2200   13,529,000  13.b.
                                                                         -----------------------
         (1)  Noninterest-bearing.......................................  RCFN 6631      738,000  //////////////////////  13.b.(1)
         (2)  Interest-bearing..........................................  RCFN 6636   12,791,000  //////////////////////  13.b.(2)
                                                                         -----------------------
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic       //////////////////////
     offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                 //////////////////////
     a.  Federal funds purchased................................................................  RCFD 0278    6,973,000  14.a.
     b.  Securities sold under agreements to repurchase.........................................  RCFD 0279      145,000  14.b.
15.  Demand notes issued to the U.S. Treasury...................................................  RCON 2840            0  15.
16.  Other borrowed money.......................................................................  RCFD 2850   18,440,000  16.
17.  Mortgage indebtedness and obligations under capitalized leases.............................  RCFD 2910        6,000  17.
18.  Bank's liability on acceptances executed and outstanding...................................  RCFD 2920      455,000  18.
19.  Subordinated notes and debentures..........................................................  RCFD 3200    1,278,000  19.
20.  Other liabilities (from Schedule RC-G).....................................................  RCFD 2930   13,981,000  20.
21.  Total liabilities (sum of items 13 through 20).............................................  RCFD 2948   64,204,000  21.
                                                                                                  //////////////////////
22.  Limited-life preferred stock and related surplus...........................................  RCFD 3282            0  22.
EQUITY CAPITAL                                                                                    //////////////////////
23.  Perpetual preferred stock and related surplus..............................................  RCFD 3838      250,000  23.
24.  Common stock...............................................................................  RCFD 3230      702,000  24.
25.  Surplus (exclude all surplus related to preferred stock)...................................  RCFD 3839      498,000  25.
26.  a.  Undivided profits and capital reserves.................................................  RCFD 3532    2,756,000  26.a.
     b.  LESS:  Net unrealized loss on marketable equity securities.............................  RCFD 0297      (41,000) 26.b.
27.  Cumulative foreign currency translation adjustments........................................  RCFD 3284     (317,000) 27.
28.  Total equity capital (sum of items 23 through 27)..........................................  RCFD 3210    3,930,000  28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,    //////////////////////
     and 28)....................................................................................  RCFD 3300   68,134,000  29.
                                                                                                  ----------------------

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the
     statement below that describes the most comprehensive
     level of auditing work performed for the bank by                Number
     independent external auditors as of any date during    ---------------
     1992................................................... RCFD 6724 N/A  M.1.
                                                            ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- -----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                       ANNEX B





                                   BY-LAWS



                             September 21, 1993





                            Bankers Trust Company
                                  New York

                                   BY-LAWS
                                     of
                            Bankers Trust Company

                                  ARTICLE I

                          MEETINGS OF STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of this Company shall be held at the office of the Company in the Borough of Manhattan, City of New York, on the third Tuesday in January of each year, for the election of directors and such other business as may properly come before said meeting.

SECTION 2. Special meetings of stockholders other than those regulated by statute may be called at any time by a majority of the directors. It shall be the duty of the Chairman of the Board or the President to call such meetings whenever requested in writing to do so by stockholders owning a majority of the capital stock.

SECTION 3. At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the capital stock of the Company, in order to constitute a quorum, except at special elections of directors, as provided by law, but less than a quorum shall have power to adjourn any meeting.

SECTION 4. The Chairman of the Board or, in his absence, the President, or in their absence, the senior officer present, shall preside at meetings of the stockholders and shall direct the proceedings and the order of business. The Secretary shall act as secretary of such meetings and record the proceedings.

                                 ARTICLE II

                                  DIRECTORS

SECTION 1. The affairs of the Company shall be managed and its corporate powers exercised by a Board of Directors consisting of such number of directors, but not less than ten nor more than twenty-five, as may from time to time be fixed by resolution adopted by a majority of the directors then in office, or by the stockholders. In the event of any increase in the number of directors, additional directors may be elected, within the limitations so fixed, either by the stockholders or, with the limitations imposed by law, by a majority of directors then in office. One-third of the number of directors, as fixed from time to time, shall constitute a quorum. Any one or more members of the Board of Directors or any Committee thereof, may participate in a meeting of the Board of Directors or Committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting. All directors hereafter elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified. No person who shall have attained age 70 shall be eligible to be elected or re-elected a director.

No Officer-Director who shall have attained the age of 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2. Vacancies not exceeding one-third of the whole number of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term.

SECTION 3. The Chairman of the Board shall preside at meetings of the Board of Directors. In his absence, such other director as the Board of Directors from time to time may designate shall preside at such meetings.

SECTION 4. The Board of Directors may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, not inconsistent with the laws of the State of New York, or these By-Laws, and all officers and employees shall strictly adhere to, and be bound by, such Rules and Regulations.

SECTION 5. Regular meetings of the Board of Directors shall be held from time to time on the third Tuesday of the month. If the day appointed for holding such regular meetings shall be a legal holiday, the regular meeting to be held on such day shall be held on the next business day thereafter. Special meetings of the Board of Directors may be called upon at least one day's notice whenever it may be deemed proper by the Chairman of the Board or, in his absence, by such other director as the Board of Directors may have designated pursuant to Section 3 of this Article, and shall be called upon like notice whenever any three of the directors so request in writing.

SECTION 6. The compensation of directors as such or as members of committees shall be fixed from time to time by resolution of the Board of Directors.

                                 ARTICLE III

                                 COMMITTEES

SECTION 1. There shall be an Executive Committee of the Board consisting of not less than five directors who shall be appointed annually by the Board of Directors. The Chairman of the Board shall preside at meetings of the Executive Committee. In his absence such other member of the Committee as the Committee from time to time may designate shall preside at such meetings.

The executive Committee shall possess and exercise to the extent permitted by law all of the powers of the Board of Directors, except when the latter is in session, and shall keep minutes of its proceedings, which shall be presented to the Board of Directors at its next subsequent meeting. All acts done and powers and authority conferred by the Executive Committee from time to time shall be and be deemed to be, and may be certified as being, the act and under the authority of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the Committee may act only by the concurrent vote of not less than one-third of its members, at least one of whom must be a director other than an officer. Any one or more directors, even though not members of the Executive Committee, may attend any meeting of the Committee, and the members or members of the Committee present, even though less than a quorum, may designate any one or more of such directors as a substitute or substitutes for any absent member or members of the Committee, and each such substitute or substitutes shall be counted for quorum, voting, and all other purposes as a member or members of the Committee.

SECTION 2. There shall be an Audit Committee appointed annually by resolution adopted by a majority of the entire Board of Directors which shall consist of such number of directors, who are not also officers of the Company, as may from time to time be fixed by resolution adopted by the Board of Directors. The Chairman shall be designated by the Board of Directors, who shall also from time to time fix a quorum for meetings of the Committee. Such Committee shall conduct the annual director's examination of the Company as required by the New York State Banking Law; shall review the reports of all examinations made of the Company by public authorities and report thereon to the Board of Directors; and shall report to the Board of Directors such other matters as it deems advisable with respect to the Company, its various departments and the conduct of its operations.

In the performance of its duties, the Audit Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of the Company, to make studies of the Company's assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Company and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Company including its fiduciary departments, are being audited by the General Auditor in such a manner as to provide prudent and adequate protection. The Committee also may direct the General Auditor to make such investigation as it deems necessary or advisable with respect to the Company, its various departments and the conduct of its operations. The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairman.

SECTION 3. The Board of Directors shall have the power to appoint any other Committees as may seem necessary, and from time to time to suspend or continue the powers and duties of such Committees. Each Committee appointed pursuant to this Article shall serve at the pleasure of the Board of Directors.

                                 ARTICLE IV

                                  OFFICERS


SECTION 1. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Chairman, one or more Executive Vice Presidents, Managing Directors, and Senior Vice Presidents, one or more First Vice Presidents, Vice Presidents, and General Managers, a Controller, a Treasurer, a General Auditor, one or more Deputy Auditors, a General Credit Auditor, a General Counsel, one or more Associate General Counsels, and a Secretary, all of whom shall be elected by the Board of Directors, and such officers as shall from time to time be elected by the Board of Directors or the Executive Committee or appointed by the Chairman of the Board, or in his absence, the President.

SECTION 2. The Chairman of the Board shall be the chief executive officer of the Company and as such shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee, all of the powers vested in such chief executive officer by law or by these By-Laws, or which usually attach or pertain so such office. The other officers shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee or the Chairman of the Board the powers vested by law or by these By-Laws in them as holders of their respective officers and, in addition, shall perform such other duties as shall be assigned to them by the Board of Directors or the Executive Committee or the Chairman of the Board.

The General Auditor shall be responsible to the Chairman of the Board and, through the Audit Committee, to the Board of Directors for the determination of the program of the internal audit function and the evaluation of the adequacy of the system of internal controls. He shall perform such other duties as the Chairman of the Board may prescribe and shall make such examinations and reports as may be required by the Audit Committee. The General Auditor shall have unrestricted access to all records and premises and shall delegate such authority to his subordinates. He shall have the duty to report to the Chairman of the Board on all matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which he deems advisable or which the Chairman of the Board may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the Company to the Audit Committee at least quarterly on any matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which should be brought to the attention of the directors except those matters responsibility for which has been vested in the officer in charge of Credit Audit. Should the General Auditor deem any matter to be of special immediate importance, he shall report thereon forthwith to the Audit Committee.

The General Credit Auditor shall be responsible to the Chairman of the Board and, through the Audit Committee, to the Board of Directors for the systems of internal credit audit, shall perform such other duties as the Chairman of the Board may prescribe, and shall make such examinations and reports as may be required by the Audit Committee. The General Credit Auditor shall have unrestricted access to all records and may delegate such authority to subordinates.

SECTION 3. The compensation of all officers shall be fixed under such plan or plans of position evaluation and salary administration as shall be approved from time to time by resolution of the Board of Directors.

SECTION 4. The Board of Directors, the Executive Committee, the Chairman of the Board or any persons authorized for this purpose by the Chairman of the Board, shall appoint or engage all other employees and agents and fix their compensation. The employment of all such employees and agents shall continue during the pleasure of the Board of Directors or the Executive Committee or the Chairman of the Board of any such authorized person; and the Board of Directors, the Executive Committee, the Chairman of the Board or any such authorized person may discharge any such employees and agents at will.

                                  ARTICLE V

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1. The Company shall, to the fullest extent permitted by Section 7018 of the New York Banking Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is servicing or served in any capacity at the request of the Company by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer established that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 2. The Company may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Banking Law or other rights created by (i) a resolution of stockholder, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer established that (i) his acts were committed in bad faith or were the results of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 4. Any director or officer of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, employee benefit plan or other enterprise so served at the specific request of the Company, evidenced by a written communication signed by the Chairman of the Board or the President, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 6. The right to be indemnified or to the reimbursement or advancement of expense pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 8. A person who has been successful, on he merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only a provided in Sections 1 and 3, notwithstanding any provision of the New York Banking Law to the contrary.

                                 ARTICLE VI

                                    SEAL

SECTION 1. The Board of Directors shall provide a seal for the Company, the counterpart dies of which shall be in charge of the Secretary of the Company and such officers as the Chairman of the Board or the Secretary may from time to time direct in writing, to be affixed to certificates of stock and other documents in accordance with the directions of the Board of Directors or the Executive Committee.

SECTION 2. The Board of Directors may provide, in proper cases on a specified occasion and for a specified transaction or transactions, for the use of a printed or engraved facsimile seal of the Company.

                                 ARTICLE VII

                                CAPITAL STOCK

SECTION 1. Registration of transfer of share shall only be made upon the books of the Company by the registered holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the Company, on the surrender of the certificate or certificates of such shares properly assigned for transfer.

                                 ARTICLE VII

                                CONSTRUCTION

SECTION 1. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

                                 ARTICLE IX

                                 AMENDMENTS

SECTION 1. These By-Laws may be altered, amended or added to by the Board of Directors at any meeting, or by stockholders at any annual or special meeting, provided notice thereof has been given.



I, ________________________________, [Assistant] Secretary of Bankers Trust
Company, New York, New York, hereby certify that the foregoing is a complete, true and correct copy of the By-Laws of Bankers Trust Company, and that the same are in full force and effect at this date.








                                          --------------------------------
                                              [ASSISTANT] SECRETARY



DATED:
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